Westward Environmental, Inc.
4 Shooting Club Road
Boerne, Texas, USA 78006

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Westward Environmental, Inc. (“Westward”), in connection with the annual report on Form 10-K and any amendments or supplements and/or exhibits thereto (collectively, the Form 10-K), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary, Lamesa, Dawson County, Texas” (the “Lamesa Technical Report Summary”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

●	the use of and references to our firm name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Lamesa Technical Report Summary; and

●	the information derived, summarized, quoted or referenced from the Lamesa Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K.

Westward is responsible for contributing to, and this consent pertains to, the following Sections of the Lamesa Technical Report Summary:

1.0Executive Summary
2.0Introduction
3.0Property Description
4.0Accessibility, Climate, Local Resources, Infrastructure and Physiography
5.0History
6.0Geologic Setting, Mineralization and Deposit
7.0Exploration
8.0Sample Preparation, Analyses & Preparation
9.0Data Verification
10.0Mineral Processing and Metallurgical Testing
11.0Mineral Resource Estimate
12.0Mineral Reserve Estimate
17.0Environmental Studies, Permitting, Plans, Negotiations or Agreements with Local Individuals or Groups
20.0    Adjacent Properties
21.0    Other Relevant Data and Information
22.0    Interpretations and Conclusions
23.0    Recommendations & Associated Costs
24.0    References

25.0    Reliance on Information Provided By Registrant

Westward also consents to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-256389, 333-238198, 333-204062, 333-179480) and Form S-3ASR (No.333-258323) of U.S. Silica Holdings, Inc. of the above items as included in the Form 10-K.
Westward Environmental, Inc.

/s/ Thomas O. Mathews______________
Thomas O. Mathews, PG, REM
President
Westward Environmental, Inc., a Qualified Third-Party Firm

Dated this February 24, 2022